SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2014

ML CAPITAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	33-184636	33-1219511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 6810 East Avenue of the Fou nta i ns, Sujte 120. Fountain Hills. Arizona 85268

(Address of Principal Executive Offices, Zip Code)

Registrant's telephone number, including area code: (480) 816-5308

_________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. l 4a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c)).

As used herein, the terms, "we," "us, " "our," and the "Company" refers to ML Capital Group, Inc., a Nevada corporation, unless otherwise stated.

Item 1.01 Entry into a Material Definitive Agreement

On November 21, 2014, we entered into that certain amending agreement (the "Amending Agreement") with JDF Capital Group, Inc. ("JDF Capital"). The Amending Agreement represents the first amendment to the prior agreement that we executed with JDF Capital previously.

Under the terms of the Amending Agreement, JDF Capital agreed to deliver the sum of $50,000.00 to us as follows: (I ) a first payment immediately following the execution of the Amending Agreement; (2) a second payment by November 21, 2014; and (3) additional monthly payments (each in the amount of $50,000.00) between the first and fifteenth day of each month commencing with the month of December 2014 and through and including April 2015.

In consideration for the full and faithful performance of the obligations imposed on JDF Capital under the terms of the Amending Agreement, we agreed to the following:

1.	To forego any reverse split of our issued and outstanding common stock and/or our authorized Common Stock prior to January 31, 2015;

2.	To register our Common Stock pursuant to Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended within thirty days of the execution of the Amending Agreement;

3.

To cause the Company's stock transfer agent to reserve a sufficient number of shares of the Company's Common Stock in accordance with Section 3.6(c) of the Promissory Note previously issued to JDF Capital and to provide JDF Capital of evidence of such reservation;

4.	To file with the Commission the Company's Quarterly Report on Form 10-Q (for the period ending September 30, 2014) on or before November 19, 2014.

The Company's Board of Directors authorized the Company's President, Lisa Nelson, to execute the Amending Agreement and the Amending Agreement was duly approved by the Company's Board of Directors.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibit is filed with this report:

11.01	Amending Agreement between ML Capital Group, Inc. and JDF Capital Group, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML Capital Group, Inc.

Date: November 26, 2014	By	/s/ Lisa Nelson
Lisa Nelson
Chief Executive Officer